Exhibit 99

KONTOOR BRANDS COMPLETES ACQUISITION OF HELLY HANSEN®

GREENSBORO, N.C. - June 2, 2025 - Kontoor Brands, Inc. (NYSE: KTB) today announced that it has completed the previously announced acquisition of Helly Hansen, the global outdoor and workwear brand.

“Today marks an exciting step forward for Kontoor as we expand our portfolio of iconic consumer brands. The acquisition of Helly Hansen will increase our growth profile, drive greater category, channel and geographic diversification, and increase our penetration in the attractive outdoor and workwear markets,” said Scott Baxter, President, Chief Executive Officer and Chairman of Kontoor Brands. “I want to thank the entire Helly Hansen team for their partnership as we have worked toward this exciting milestone. Together, I am more confident than ever we will create significant long-term value for our shareholders.”

Helly Hansen is expected to be immediately accretive to the Company’s revenue, adjusted earnings per share and cash flow in fiscal 2025, consistent with the Company’s outlook provided on May 6, 2025.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a portfolio of three of the world’s most iconic lifestyle, outdoor and workwear brands: Wrangler®, Lee® and Helly Hansen®. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: macroeconomic conditions, including elevated interest rates, moderating inflation, fluctuating foreign currency exchange rates, global supply chain issues and inconsistent consumer demand, continue to adversely impact global economic conditions and have had, and may continue to have, a negative impact on the Company’s business, results of operations, financial condition and cash flows (including future uncertain impacts); the level of consumer demand for apparel; reliance on a small number of large customers; potential difficulty in successfully integrating Helly Hansen and/or in achieving the expected growth, cost savings and/or synergies from the acquisition; supply chain and shipping disruptions, which could continue to result in shipping delays, an increase in transportation costs and increased product costs or lost sales; intense industry competition; the ability to accurately forecast demand for products; the Company’s ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the Company’s ability to maintain the images of its brands; changes to trade policy, including tariffs, reciprocal tariffs and import/export regulations; disruption and volatility in the global capital and credit markets and its impact on the Company’s ability to obtain short-term or long-term financing on favorable terms; the Company maintaining satisfactory credit ratings; restrictions on the Company’s business relating to its debt obligations; increasing pressure on margins; e-commerce operations through the Company’s direct-to-consumer business; the financial difficulty experienced by the retail industry; possible goodwill and other asset impairment; the ability to implement the Company’s business strategy; the stability of manufacturing facilities and foreign suppliers; fluctuations in wage rates and the price, availability and quality of raw materials and contracted products, including as a result of tariffs and reciprocal tariffs; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; seasonality; unseasonal or severe weather conditions; potential challenges with the Company’s implementation of Project Jeanius; the Company’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss or maintain operational performance; ability to properly collect, use, manage and secure consumer and employee data; legal, regulatory, political and economic risks; the impact of climate change and related legislative and regulatory responses; stakeholder response to sustainability issues, including those related to climate change; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy, safety and other matters; continuity of members of management; labor relations; the ability to protect trademarks and other intellectual property rights; the ability of the Company’s licensees to generate expected sales and maintain the value of the Company’s brands; volatility in the price and trading volume of the Company’s common stock; anti-takeover provisions in the Company’s organizational documents; and fluctuations in the amount and frequency of our share repurchases. Many of the foregoing risks and uncertainties will be exacerbated by any worsening of the global business and economic environment.

More information on potential factors that could affect the Company’s financial results are described in detail in the Company’s most recent Annual Report on Form 10-K and in other reports and statements that the Company files with the SEC.

Contacts
Investors:
Michael Karapetian, (336) 332-4263
Vice President, Corporate Development, Strategy, and Investor Relations
Michael.Karapetian@kontoorbrands.com

or

Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

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